Exhibit 10.1

STANDSTILL AGREEMENT

This Standstill Agreement (this “Agreement”) is entered into as of May 1st, 2026 (the “Effective Date”) by and between Streeterville Capital, LLC, a Utah limited liability company (“Investor”), and ReTo Eco-Solutions, Inc., a British Virgin Islands business company registered with company number 1885527 (“Company”). Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Transaction Documents (defined below).

A. Company previously sold and issued to Investor that certain Pre-Paid Purchase #1 dated June 16, 2025 in the original principal amount of $3,165,000.00 (the “Initial Pre-Paid Purchase,” and together with other Pre-Paid Purchases, as applicable, the “Pre-Paid Purchases”) pursuant to that certain Securities Purchase Agreement dated June 16, 2025 by and between Investor and Company (the “Purchase Agreement”, and together with the Pre-Paid Purchases and all other documents entered into in conjunction therewith, the “Transaction Documents”).

B. On April 23, 2026, Investor delivered to Company a Purchase Notice under the Initial Pre-Paid Purchase to purchase 127,000 Class A Shares (the “Shares”) of the Company (the “April 23 Purchase Notice”).

C. Company failed to deliver the Shares to Investor by the deadline set forth in the Initial Pre-Paid Purchase (the “Delivery Default”).

D. Company has requested and Investor has agreed, subject to the terms, conditions and understandings expressed in this Agreement, to rescind the April 23 Purchase Notice, and to refrain and forbear temporarily from delivering additional Purchase Notices to Company during the Standstill Period pursuant to the Initial Pre-Paid Purchase and exercising any rights it may have under the Initial Pre-Paid Purchase.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals and Definitions. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2. Standstill; Waiver. For the period beginning on April 30, 2026 and ending on May 31, 2026 (the “Standstill Period”), Investor will not deliver any Purchase Notices to Company pursuant to the Initial Pre-Paid Purchase (the “Standstill”). In addition to the Standstill, Investor agrees to rescind and cancel the April 23 Purchase Notice and waive any remedies related to the Delivery Default, which waiver shall be effective only for so long as Company is in compliance with all of its obligations under this Agreement. For the avoidance of doubt, the foregoing waiver is specific to the Delivery Default and does not apply to any failure to make a required payment or other breach occurring after the Effective Date.

3. Standstill Consideration. In consideration of Investor’s grant of the Standstill, its rescission of the April 23 Purchase Notice, its forbearance from exercising its rights related to the Delivery Default, its fees incurred in preparing this Agreement, and other accommodations set forth herein, Company hereby agrees that Investor may permanently retain the Pre-Delivery Shares and that Company shall have no right to repurchase the Pre-Delivery Shares under Section 11 of the Purchase Agreement. Moreover, all of Company’s rights and Investor’s obligations under Section 11 of the Purchase Agreement are hereby cancelled and terminated concurrently with the execution hereof, with no further action required of any party, and such cancellation and termination shall be irrevocable and shall survive any termination of the Standstill or this Agreement.

4. Outstanding Balance; Repayment. Investor has calculated the Outstanding Balance under the Initial Pre-Paid Purchase as of April 30, 2026 to be $3,209,101.00, which amount includes the 120% prepayment premium set forth in Section 1.2 of the Initial Pre-Paid Purchase. If Company pays the Outstanding Balance in full at any time on or prior to May 31, 2026, Company shall be deemed to have repaid and satisfied the Initial Pre-Paid Purchase in full. Upon such full repayment, the Purchase Agreement shall be deemed terminated pursuant to Section 7 of the Purchase Agreement, effective as of the date of such payment, with no Pre-Paid Purchases remaining outstanding and no further funding obligations arising thereunder. The parties agree that this Agreement shall constitute the five (5) days’ prior written notice required by Section 7 of the Purchase Agreement for purposes of such termination, and no separate notice shall be required. If, however, Company does not pay the Outstanding Balance in full on or before May 31, 2026, any interest that otherwise would have accrued under the Initial Pre-Paid Purchase during the month of May 2026 shall automatically be added to the Outstanding Balance as of June 1, 2026, and the Initial Pre-Paid Purchase shall continue in full force and effect in accordance with its terms.

5. Ratification of the Pre-Paid Purchases. Except as set forth herein, the Initial Pre-Paid Purchase and each other currently outstanding Pre-Paid Purchase, as applicable, shall be and remain in full force and effect in accordance with its terms, and is hereby ratified and confirmed in all respects. Company acknowledges that it is unconditionally obligated, after receipt of a Purchase Notice from Investor, to issue and sell Purchase Shares to Investor under the Initial Pre-Paid Purchase and each other currently outstanding Pre-Paid Purchase, as applicable, and represents that such obligation is not subject to any defenses, rights of offset or counterclaims. No forbearance or waiver other than as expressly set forth herein may be implied by this Agreement. Except as expressly set forth herein, the execution, delivery, and performance of this Agreement shall not operate as a waiver of, or as an amendment to, any right, power or remedy of Investor under any Pre-Paid Purchase or the Transaction Documents, as in effect prior to the date hereof.

6. Failure to Comply. Company understands that the Standstill shall terminate immediately upon the occurrence of any breach of this Agreement or any Event of Default under any Transaction Document and that in any such case, Investor may seek all recourse available to it under the terms of this Agreement or applicable law, including without limitation all remedies related to the Delivery Default that were waived pursuant to Section 2 hereof (which waiver shall be of no further force or effect upon such termination). Upon the termination of this Agreement or the expiration of the Standstill Period, among other rights, Investor shall have the right to submit Purchase Notices in accordance with the Initial Pre-Paid Purchase and each other then-currently outstanding Pre-Paid Purchase. For the avoidance of doubt, the termination of the Standstill pursuant to this Section 5 shall not terminate, limit or modify any other provision of this Agreement.

7. Representations, Warranties and Agreements. In order to induce Investor to enter into this Agreement, Company, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Company has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Company hereunder.

(b) Any Event of Default which may have occurred under the Initial Pre-Paid Purchase and each other currently outstanding Pre-Paid Purchase, as applicable, has not been, is not hereby, and shall not be deemed to be waived by Investor, expressly, impliedly, through course of conduct or otherwise except upon full satisfaction of Company’s obligations under this Agreement. The agreement of Investor to refrain and forbear from exercising any rights and remedies by reason of any existing default or any future default shall not constitute a waiver of, consent to, or condoning of, any other existing or future default.

(c) All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all respects; and no such understanding, representation, warranty, or recital fails or omits to state or otherwise disclose any material fact or information necessary to prevent such understanding, representation, warranty, or recital from being misleading. Company acknowledges and agrees that Investor has been induced in part to enter into this Agreement based upon Investor’s justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties, and recitals contained in this Agreement. There is no fact known to Company or which should be known to Company which Company has not disclosed to Investor on or prior to the date hereof which would or could materially and adversely affect the understandings of Investor expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

(d) Except as expressly set forth in this Agreement, Company acknowledges and agrees that neither the execution and delivery of this Agreement nor any of the terms, provisions, covenants, or agreements contained in this Agreement shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Company under the terms of any Pre-Paid Purchase or any of the other Transaction Documents.

(e) Company has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Investor, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Company hereby acknowledges and agrees that the execution of this Agreement by Investor shall not constitute an acknowledgment of or admission by Investor of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

(f) Company hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (i) all terms and conditions of this Agreement, (ii) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (iii) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by Company (or had the opportunity to be represented by counsel). Company further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

(g) There are no proceedings or investigations pending or threatened before any court or arbitrator or before or by, any governmental, administrative, or judicial authority or agency, or arbitrator, against Company, except as previously disclosed to Investor in writing or in Company’s public filings prior to the date hereof.

(h) There is no statute, regulation, rule, order or judgment and no provision of any mortgage, indenture, contract or other agreement binding on Company, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms and conditions of this Agreement and/or any of the other documents executed and delivered in connection with this Agreement.

(i) Company is solvent as of the date of this Agreement, and none of the terms or provisions of this Agreement shall have the effect of rendering Company insolvent. The terms and provisions of this Agreement and all other instruments and agreements entered into in connection herewith are being given for full and fair consideration and exchange of value.

7. Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Investor to Company in connection with the Standstill or any other amendment to the Initial Pre-Paid Purchase granted herein.

8. Arbitration. Each party agrees that any dispute arising out of or relating to this Agreement shall be subject to the Arbitration Provisions (as defined in the Purchase Agreement).

9. Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each party agrees that the proper venue for any dispute arising out of or relating to this Agreement shall be determined in accordance with the provisions of the Transaction Documents. COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

10. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of electronic signatures shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Electronic signatures shall be deemed to be original signatures for all purposes.

11. Attorneys’ Fees. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the prevailing party shall be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the arbitration, litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

12. Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

13. Entire Agreement. This Agreement, together with the Transaction Documents, and all other documents referred to herein, supersedes all other prior oral or written agreements between Company, Investor, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Investor nor Company makes any representation, warranty, covenant or undertaking with respect to such matters.

14. No Reliance. Company acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Company or any of its agents, representatives, officers, directors, stockholders, or employees except as expressly set forth in this Agreement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Agreement and the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, agents or representatives other than as set forth in this Agreement and in the Transaction Documents.

15. Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its financing sources, in whole or in part. Company may not assign this Agreement or any of its obligations herein without the prior written consent of Investor.

17. Continuing Enforceability; Conflict Between Documents. Except as otherwise modified by this Agreement, each Pre-Paid Purchase and each of the other Transaction Documents shall remain in full force and effect, enforceable in accordance with all of their original terms and provisions. This Agreement shall not be effective or binding unless and until it is fully executed and delivered by Investor and Company. If there is any conflict between the terms of this Agreement, on the one hand, and any Pre-Paid Purchase or any other Transaction Document, on the other hand, the terms of this Agreement shall prevail.

18. Time is of Essence. Time is of the essence with respect to each and every provision of this Agreement.

19. Notices. Unless otherwise specifically provided for herein, all notices, demands or requests required or permitted under this Agreement to be given to Company or Investor shall be given as set forth in the “Notices” section of the Purchase Agreement.

20. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

COMPANY:

RETO ECO-SOLUTIONS, INC.

By:	/s/ Xinyang Li
Xinyang Li, Chief Executive Officer

INVESTOR:

STREETERVILLE CAPITAL, LLC

By:	/s/ John M. Fife
John M. Fife, President

[Signature Page to Standstill Agreement]